UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2022

SPOK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5911 Kingstown Village Pkwy, 6th Floor Alexandria, Virginia	22315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ National Market®

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2022, Spok Holdings, Inc., a Delaware corporation (the “Company”), entered into a voting and standstill agreement with Braeside Investments, LLC, a Delaware limited liability company, Braeside Capital, L.P., a Texas limited partnership, and Braeside Capital II, L.P., a Texas limited partnership (collectively, “Braeside” and, such agreement, the “Agreement”).

The Agreement provides, among other things, that:

•	The Nominating and Governance Committee of the Board of Directors of the Company (the “Board”) and the Board will take all necessary action to reduce the size of the Board to six directors, consisting of Bobbie Byrne, Christine Cournoyer, Randy Hyun, Vincent Kelly, Brett Shockley and Todd Stein, effective as of immediately prior to the opening of the polls on the election of directors at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and announce the foregoing no later than March 23, 2022, and will also recommend the re-election of Todd Stein to the Board at the 2022 Annual Meeting.

•	Braeside agrees to vote all of the shares of the Company’s common stock (the “Common Stock”) beneficially owned by Braeside on the record date for the 2022 Annual Meeting (i) in favor of all persons nominated by the Board to serve as directors of the Company and against any stockholder nominated candidate not endorsed by the Board, (ii) to ratify the appointment of the Company’s independent registered public accounting firm and (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal.

•	Braeside agrees to certain customary standstill provisions, effective from the date of the Agreement until the date that is one day after the date of the 2022 Annual Meeting (the “Standstill Period”). The standstill provisions generally prohibit Braeside from taking specified actions with respect to the Company and its securities, including, among others: (i) making any announcement or proposal with respect to any form of business combination or acquisition or other transaction relating to the assets or securities of the Company or its subsidiaries; (ii) soliciting or participating in the solicitation of proxies; (iii) joining any “group” or becoming party to any voting arrangement or agreement; (iv) depositing any shares of Common Stock in any voting trust or subjecting any shares of Common Stock to any arrangement or agreement with respect to voting; or (v) seeking, facilitating or encouraging others to submit nominations for the appointment, election or removal of directors.

•	Each of the Company and Braeside agrees to certain mutual non-disparagement provisions, effective until the expiration of the Standstill Period. The mutual non-disparagement provisions generally prohibit the Company and Braeside, respectively, from communicating any statement of any kind (i) that might reasonably be construed to be derogatory towards or critical of the other party or any of its representatives (including, among others, past and present affiliates, directors, officers and employees), (ii) that involves any confidential or proprietary information of the other party, or (iii) to damage the reputation or good name of the other party, the other party’s representatives or the other party’s business.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 21, 2022, the Company issued a press release announcing that the Board reduced its size to six members and its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Voting and Standstill Agreement, dated March 20, 2022, by and between Spok Holdings, Inc., Braeside Investments, LLC, Braeside Capital, L.P. and Braeside Capital II, L.P.
99.1	Press Release dated March 21, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Date: March 21, 2022	By:	/s/ Michael W. Wallace
	Name:	Michael W. Wallace
	Title:	Chief Operating Officer and Chief Financial Officer